Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. to Registration Statement No. 002-24389 on Form N-1A of our report dated March 12, 2021 relating to the financial statements and financial highlights of Fidelity Series All-Sector Equity Fund and Fidelity Series Value Discovery Fund and our reports dated March 16, 2021 relating to the financial statements and financial highlights of Fidelity Equity-Income K6 Fund, Fidelity Flex Mid Cap Value Fund, and Fidelity Mid Cap Value K6 Fund, each a fund of Fidelity Devonshire Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Devonshire Trust for the year ended January 31, 2021, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 24, 2021

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